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                       Securities and Exchange Commission
                             Washington, D.C. 20549





                                    FORM 8-K



              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                December 11, 2001


                            IMX PHARMACEUTICALS, INC.
                            -------------------------
             (Exact name of Registrant as specified in its charter)

                        Commission File Number 000-30294
                                               ---------

Utah                                                              87-0394290
---------                                                         ----------
(State or other jurisdiction of                            (I.R.S.  Employer
incorporation or organization                            Identification No.)



                  Suite 2902, 140 Broadway, New York, NY 10005
                  --------------------------------------------
                    (Address of Principal Executive Offices)



                                  212.509.9500
                                  ------------
              (Registrant's Telephone number, including area code)






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ITEM 2.  Acquisition or Disposition of Assets.

         On December 11th, 2001, Registrant consummated the acquisition previously agreed to on September 30, 2001. At that time Registrant ("IMX") entered into an Agreement for Sale and Purchase (the "Agreement") as Purchaser with Cater Barnard, plc ("Cater Barnard") and Envesta, plc ("Envesta"), as Sellers. Cater Barnard owns approximately fifty-three percent (53%) of Envesta's Ordinary Shares.

         At the closing, IMX acquired all of Envesta's ownership of Findstar plc ("Findstar"). Also at the closing, IMX acquired all of Cater Barnard's interests in ThinkDirectMarketing, Inc. ("TDMI"). Cater Barnard owned $4,000,000 of TDMI convertible promissory notes, seventeen and one-half percent (17.5%) of the equity of TDMI, and an option to acquire the remaining eighty-two and one-half percent (82.5%) of the TDMI equity.

         In exchange for these assets, IMX issued to Cater Barnard and Envesta 225,000 shares of its newly created Class B Preferred Stock, its promissory notes in the aggregate principal amount of $3,000,000.00, and 1,500,000 shares of its post consolidation Common Stock. The Class B Preferred Stock has an $80 stated value per share. It is convertible into IMX Common Stock at a rate of one share of Common Stock for each $4.00 of stated value. Until conversion, each share of the Class B Preferred Stock will cast one vote for each share of IMX Common Stock into which it can be converted.

         The notes mature in five (5) years and bear interest at the rate of five percent (5%) per annum. The interest or principal may be paid in cash or IMX Common Stock, at IMX's discretion.

         In connection with this transaction, IMX issued 877,500 shares of IMX's post consolidation Common Stock and a five year warrant to purchase an additional 675,000 shares of IMX's post consolidation Common Stock at $4.00 per share to Cater Barnard and Cater Barnard (USA) as designees of Griffin Securities, Inc. ("Griffin"). The securities were issued in payment for Griffin's services in connection with this transaction.

         After the conclusion of this transaction and the IMX Common Stock consolidation, and assuming full conversion of the Class B Preferred Stock, Cater Barnard and Envesta will hold approximately 73% of the equity of IMX.

         Immediately after the closing, all of Registrant's current officers and directors resigned and Stephen Dean, Adrian Stecyk, and Mark Garratt were elected directors. The new directors then elected Stephen Dean as Chairman, Adrian Stecyk as President and Chief Executive Ofiicer, Mark Garratt as Treasurer and Chief Financial Officer, and Mark Alan Siegel as Secretary.



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Description of Findstar and TDMI

         Findstar is an Information Technology Security company responsible for the sale and distribution of Panda Software SL ("Panda Software") anti-virus products in the United Kingdom. It operates through two subsidiaries, Panda Software (UK) Ltd ("Panda UK") and Panda Antivirus Software Ltd ("Panda Antivirus").

         Panda UK holds the exclusive distribution license for the sale, marketing, and distribution of Panda Software products through out England, as well as in Scotland and Wales. The licence has a five-year term ending in January 2006, with an option for an additional two years. The license may be renewed for additional periods.

         Panda Antivirus distributes and supports the Panda Software products in the entire territory under an arrangement with Panda UK. Its principal competitors are McAfee, Norton, and Sophos.

          Panda Software was established in Spain in 1990 and is currently one of the major providers of anti-virus software to the Spanish market with a market share estimated at over 60. According to TIME Magazine, Panda Software is the world's fourth biggest anti-virus company, operating now in 45 countries. Worldwide, Panda Software reported an 81% increase above the prior years sales during the third quarter.

         Panda UK was established in 1999 to acquire the exclusive licence for Panda Software products. Panda Antivirus was established in 1999 as a reseller of Panda Software products under an arrangement with Panda UK. Findstar was incorporated in January 2001 as the holding company for Panda UK and Panda Antivirus.

         TDMI designs, develops, and distributes products and services that automate and streamline direct marketing and customer relationship management.

         TDMI has developed several scaleable and complementary lines of data management products and professional direct mail services that were previously available only to Fortune 1000 companies. To serve these markets cost effectively, TDMI has established marketing agreements to provide direct mail and telemarketing services with major Corporations and business service partners that serve the small and medium business marketplace including the United States Postal Service ("USPS"), (TDMI was selected as one of five (5) Merchant Affiliate Partners), Avery Dennison, Interactive Intelligence Inc, (a leader in IP telephony platforms for the call center and customer relations management markets), the National Restaurant Association, and the National Association of Insurance and Financial Advisors. In April 2001, TDMI, completed the acquisition of DirectMailQuotes, LLC ("DMQ") to further expand into direct product sales to the mail shop channel and to provide additional value added services to the small and medium business market. As DMQ was also one of the five USPS partners, the acquisition consolidated TDMI's position as the Postal Services leading affiliate.



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         TDMI's direct mail, mailing services and telemarketing products are specifically tailored to provide a cost-effective and powerful direct marketing solution for new customer acquisition and customer retention to the more than 20 million small and medium size businesses in the United States.

ITEM 3.  Bankruptcy or Receivership.

         On December 11th, 2001, the Registrant's third amended Plan of Reorganization, as modified by the Bankruptcy Court's October 11th, 2001, order was declared effective. The Plan had been confirmed at a hearing held on September 26, 2001. The order confirming the approval of the Plan was entered on the docket on October 11, 2001.

         The Plan provided that all administrative expenses, priority tax claims, and US Trustee's fees were to be paid in full. The Plan also provides for nine Class of Claims, each treated in its own way. Class 1 (unpaid wages) and Classes 2, 3, 4, and 7 (allowed secured claims) will be paid in full. Classes 5 and 6 (contested secured claims) will be paid a mixture of cash and IMX Common Stock and Class 8 (allowed unsecured claims) will be paid one share of IMX Common Stock for each four ($4.00) dollars of allowed debt. Class 9 (the existing equity holders) will have their present holdings replaced by one share of IMX Common Stock for each 20 shares they now own.

         Cater Barnard has invested in excess of $300,000 in cash to fund the IMX Plan of Reorganization and pay IMX's Debtor in Possession administrative expenses and the tax and non-tax priority claims. Cater Barnard will receive one share of IMX's post consolidation common stock for each four ($4.00) dollars invested, up to $300,000, and a share of the Class B Preferred Stock for each $80 invested in excess of $300,000.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

The historical pro forma financial statements required by Item 7 as a result of the transactions described in Item 2 will be filed not later than February 24th, 2002.

Exhibit Number                          Description
--------------                          -----------

     2.3 Order of the United States Bankruptcy Court for the Southern District of Florida modifying and confirming the Third Amended Plan of Reorganization, docketed October 11, 2001

      3. Form of Warrant issued to Cater Barnard, plc, as designee of Griffin Securities, Inc.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            IMX PHARMACEUTICALS, INC.


Date: December 14, 2001                     By:      /s/ Adrian Stecyk
                                                -------------------------------
                                                     Adrian Stecyk




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                                INDEX TO EXHIBITS


Exhibit Number                                         Description                                           Page
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
     2.3        Order of the United States Bankruptcy Court for the Southern District of Florida
                modifying and confirming the Third Amended Plan of Reorganization, docketed October 11,
                2001

      3.        Form of Warrant issued to Cater Barnard, plc, as designee of Griffin Securities, Inc.